Exhibit 10.11

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT dated as of the 1st day of July, 2004 by and between NETWOLVES CORPORATION, a New York corporation (hereinafter the "Company") and Peter C. Castle, an individual residing at 10006 Parley Drive, Tampa, Florida 33626 (hereinafter called "Castle").

                      W I T N E S S E T H:

     WHEREAS, the Company desires to enter into an Employment Agreement with Castle; and

     WHEREAS, Castle desires to enter into an Employment Agreement with the Company;

     NOW, THEREFORE, it is agreed as follows:

     1. Prior Agreements Superseded. This Agreement supersedes any employment, consulting or other agreements, oral or written, entered into between Castle and the Company prior to the date of this Agreement except for equity awards previously granted to Castle, which stock options shall continue in full force and effect.

     2. Employment. The Company hereby agrees to employ Castle and Castle hereby agrees to serve as Chief Financial Officer of the Company with commensurate responsibilities and to perform such services as directed by the Board of Directors. Castle's employment hereunder shall be on a full-time basis and Castle shall not engage in any other business, except with the prior approval of the Board of Directors of the Company. Castle shall serve in similar capacities of such of the subsidiary corporations of the Company as may be selected by the Board of Directors without additional compensation. Notwithstanding the foregoing, it is understood that the duties of Castle during the performance of employment shall not be inconsistent with his position and title as Chief Financial Officer of the Company.

     3. Term. Subject to earlier termination on the terms and conditions hereinafter provided, the term of this Employment Agreement shall end on June 30, 2009, provided that this agreement shall extend for additional one-year periods unless Castle receives written notice from the Company each year on or before April 1 of said year that the Company will be terminating the agreement. In no event, however, shall this agreement extend beyond June 30, 2011.

     4. Compensation. For all services rendered by Castle under this Agreement, compensation shall be paid to Castle as follows:

     (a) Castle shall be paid at the annual rate of One Hundred Seventy-Five Thousand ($175,000) Dollars. (b) During the period of employment Castle shall be eligible to participate in the Company's stock option and stock purchase plans to the extent determined in the discretion of the Board of Directors of the Company or committee thereof.

     (c) Castle shall be entitled to participate in any short-term or long-term incentive plan which the Company has in existence or which may be adopted.

     (d) During the period of employment, Castle shall be furnished with office space and secretarial service and facilities commensurate with his position and adequate for the performance of his duties.

     (e) Castle shall be entitled to fully participate in all benefit programs available to executive employees of the Company throughout the term of this Agreement.

     (f) Castle shall be entitled to four (4) weeks of vacation and sick leaves consistent with current practice of the Company.

     5. Expenses. Castle shall be reimbursed for all out-of-pocket expenses, including medical expenses, reasonably incurred by him in the performance of his duties hereunder. Expense reports, with receipts and justifications, must be submitted to the Chairman of the Board for approval.

     6. Severance Benefits. Castle shall be entitled to the severance benefits provided for in subsection (c) hereof in the event of the termination of his employment by the Company without cause or in the event of a voluntary termination of employment by Castle for good reason. In such event, Castle shall have no duty to mitigate damages hereunder. Castle and the Company acknowledge that the foregoing provisions of this paragraph 6 are reasonable and are based upon the facts and circumstances of the parties at the time of entering into this Agreement, and with this Agreement, and with due regard to future expectations.

     (a) The term "cause" shall mean:

     (i) Castle's willful and continued failure to substantially perform his duties under this Agreement (other than any such failure resulting from his incapacity due to physical or mental illness) after demand for substantial performance is delivered to Castle by the Chairman of the Board of the Company which specifically identifies the manner in which the Board believes Castle has not substantially performed his duties.

     (ii) Castle's failure to refuse to follow directions from the Company's Board of Directors provided that (a) Castle is provided written notice of such directions and a reasonable period in which to comply and (b) Castle's compliance with any such direction would not be illegal or unlawful.

     (iii) Any act or fraud, embezzlement or theft committed by Castle whether or not in connection with his duties or in the course of his employment which substantially impairs his ability to perform his duties hereunder.

     (iv) Any willful disclosure by Castle of confidential information or trade secrets of the Company or its affiliates.

     For purposes of this paragraph, no act or failure to act on Castle's part shall be considered "willful" unless done, or omitted to be done, by Castle not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, Castle shall not be deemed to have been terminated for cause unless and until there shall have been delivered to him a copy of a notice of termination from the Chairman of the Board of the Company after reasonable notice to Castle and an opportunity for Castle with his counsel to be heard before the Board of Directors of the Company finding that in the good faith opinion of such Board of Directors Castle was guilty of the conduct set forth in clauses (i), (ii) or (iii) of this paragraph and specifying the particulars thereof in detail.

     (b) For these purposes, Castle shall have "good reason" to terminate this Agreement if:


     (i) the Company removes Castle from the position of Chief Financial Officer at any time during the term of this Agreement;

     (ii) Castle's place of employment is moved beyond a fifty-mile radius from the Company's current facility in Tampa, Florida; or

     (iii) there is a change of control as defined in Section 14 hereof.

     (c) The severance benefits under this section in the event of termination without cause or by Castle for "good reason", shall consist of the continued payment to Castle for the remaining term of this Agreement, of the annual salary provided in Section 4(a) hereof plus the immediate vesting of all outstanding options.

     7. Death. In the event of Castle's death during the term of this Agreement, Castle's legal representative shall be entitled to receive his per annum base salary as provided in paragraph 4(a) of this Agreement to the last day of the calendar quarter following the calendar quarter in which Castle's death shall have occurred and thereafter to receive one-half (1/2) of the base salary provided in paragraph 4(a) of this Agreement for the balance of the period covered by this Employment Agreement.

     8. Non-Competition.

     (a) Castle agrees that, during the term of this Agreement, he will not, without the prior written approval of the Board of Directors of the Company, directly or indirectly, through any other individual or entity, (a) become an officer or employee of, or render any services [including consulting services] to, any competitor of the Company, which shall be define as any business engaged in Internet Security, (b) solicit, raid, entice or induce any customer of the Company to cease purchasing goods or services from the Company or to become a customer of any competitor of the Company, and Castle will not approach any customer for any such purpose or authorize the taking of any such actions by any other individual or entity, or (c) solicit, raid, entice or induce any employee of the Company, and Castle will not approach any such employee for any such purpose or authorize the taking of any such action by any other individual or entity. However, nothing contained in this paragraph 8 shall be construed as preventing Castle from investing his assets in such form or manner as will not require him to become an officer or employee of, or render any services (including consulting services) to, any competitor of the Company.

     (b) During the term hereof and at all times thereafter, Castle shall not disclose to any person, firm or corporation other than the Company any trade secrets, trade information, techniques or other confidential information of the business of the Company, its methods of doing business or information concerning its customers learned or acquired by Castle during Castle's relationship with the Company and shall not engage in any unfair trade practices with respect to the Company.

     9. Enforcement.

     (a) The necessity for protection of the Company and its subsidiaries against Castle's competition, as well as the nature and scope of such protection, has been carefully considered by the parties hereto in light of the uniqueness of Castle's talent and his importance to the Company. Accordingly, Castle agrees that, in addition to any other relief to which the Company may be entitled, the Company shall be entitled to seek and obtain injunctive relief (without the requirement of any bond) for the purpose of restraining Castle from any actual or threatened breach of the covenants contained in paragraph 8 of this Agreement.

     (b) If for any reason a court determines that the restrictions under paragraph 8 of this Agreement are not reasonable or that consideration therefor in adequate, the parties expressly agree and covenant that such restrictions shall be interpreted, modified or rewritten by such court to include as much of the duration and scope identified in paragraph 8 as will render the restrictions valid and enforceable.

     10. Notices. Any notice to be given to the Company or Castle hereunder shall be deemed given if delivered personally, telefaxed or mailed by certified or registered mail, postage prepaid, to the other party hereto at the following addresses:

To the Company:     NetWolves Corporation
                    4002 Eisenhower Blvd. Suite 101
                    Tampa, Florida   33634

     Copy to:       David H. Lieberman, Esq.
                    Beckman, Lieberman & Barandes, LLP
                    100 Jericho Quadrangle
                    Suite 329
                    Jericho, NY  11753

     To Castle:          Peter C. Castle
                    10006 Parley Drive
                    Tampa, Florida  33626

Either party may change the address to which notice may be given hereunder by giving notice to the other party as provided herein.

     11. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, and upon Castle, his heirs, executors, administrators and legal representatives.

     12. Entire Agreement. This Agreement constitutes the entire agreement between the parties except as specifically otherwise indicated herein.

     13. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York.

     14. Change of Control. "Change in Control" shall mean the occurrence of any of the following events:

     (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 as amended (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company when such acquisition causes such Person to own 30 percent or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not be deemed to result in a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (iii) below; and provided, further, that if any Person's beneficial ownership of the Outstanding Company Voting Securities reaches or exceeds 30 percent as a result of a transaction described in clause (A) or (B) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 30 percent or more of the Outstanding Company Voting Securities; or

     (ii) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

     (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or subsequently all of the assets of the Company or the acquisition of assets of another entity ("Business Combination"); excluding, however, such a Business Combination pursuant to which (A) all or substantially all of the individuals and entities who were the beneficial owners of the
Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60 percent of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30 percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

     (iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

     IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the day and year first above written.


                    NETWOLVES CORPORATION

                    By: /s/ Walter M. Groteke
                    Walter M. Groteke
                    Chairman of the Board


                    /s/ Peter C. Castle
                        Peter C. Castle
                        Employee